Exhibit 99.1

Joint Filer Information

Footnote 1 to Form 3:  This filing amends the Form 3 filed on 9/19/2012 to include Crestview Advisors, L.L.C. whose beneficial ownership was disclosed in a footnote but was omitted as a reporting person on the original filing. Crestview-NAFH, LLC directly beneficially owns 1,972,235 shares of Class A Common Stock (“Class A Shares”) and 9,262,688 shares of Class B Non-Voting Common Stock (together with the Class A Shares, the “Common Stock”).  Each of Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 11,234,923 shares of Common Stock directly owned by Crestview-NAFH, LLC.  Each reporting person disclaims beneficial ownership of the reported securities except and to the extent of its pecuniary interest therein.

Footnote 2 to Form 3: Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Crestview-NAFH, LLC.

Footnote 3 to Form 3: On March 16, 2011, the issuer granted options to buy 25,000 shares of Class A Common Stock and 25,000 restricted shares of Class A Common Stock to Crestview Advisors, L.L.C. in respect of Richard M. DeMartini’s service on the issuer’s board of directors.  The stock options are subject to vesting in two equal installments of 12,500 options on each of December 22, 2011 and December 22, 2012, and the restricted shares are similarly subject to vesting in two equal installments of 12,500 shares on each of December 22, 2011 and December 22, 2012. Mr. DeMartini is a Managing Director of Crestview Advisors, L.L.C.  Crestview Advisors, L.L.C. provides investment advisory and management services to certain of the reporting persons.  Each reporting person disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

Names of Joint Filers:	(1)	Crestview Partners II GP, L.P.
(2)	Crestview-NAFH, LLC
(3)	Crestview Partners II, L.P.
(4)	Crestview Partners II (FF), L.P.
(5)	Crestview Partners II (TE), L.P.
(6)	Crestview Offshore Holdings II (Cayman), L.P.
(7)	Crestview Offshore Holdings II (FF Cayman), L.P.
(8)	Crestview Offshore Holdings II (892 Cayman), L.P.
(9)	Crestview Advisors, L.L.C.

Address of Joint Filers:	c/o Crestview Partners
667 Madison Avenue, 10th Floor
New York, NY 10065

Relationship of Joint Filers to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Capital Bank Financial Corp. (CBF)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	09/19/2012

Designated Filer:	Crestview Partners II GP, L.P.

Signature:

Crestview Partners II GP, L.P.

By: Crestview, L.L.C., as General Partner

By: /s/ Ross A. Oliver
Name: Ross A. Oliver
Title:  Senior Counsel & Chief Compliance Officer

Crestview-NAFH, LLC
By: Crestview Partners II,  L.P., as Member
By: Crestview Partners II GP, L.P, as General Partner
                                  By: Crestview, L.L.C., as General Partner

By: /s/ Ross A. Oliver
Name: Ross A. Oliver
Title:  Senior Counsel & Chief Compliance Officer

Crestview Partners II, L.P.
Crestview Partners II (FF), L.P.
Crestview Partners II (TE), L.P.
Crestview Offshore Holdings II (Cayman), L.P.
Crestview Offshore Holdings II (FF Cayman), L.P.
Crestview Offshore Holdings II (892 Cayman), L.P.

By: Crestview Partners II GP, L.P., as General Partner
By: Crestview, L.L.C., as General Partner

By: /s/ Ross A. Oliver
Name: Ross A. Oliver
Title:  Senior Counsel & Chief Compliance Officer

Crestview Advisors, L.L.C.

By: /s/ Ross A. Oliver
Name: Ross A. Oliver
Title:  Senior Counsel & Chief Compliance Officer

Date:       September 27, 2012